UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2016

Sino Fortune Holding Corporation

(Exact name of registrant as specified in its charter)

Nevada	333-201037	35-2507568
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

17A&B, China Merchants Tower, Wanchai Road, Shekou, Nanshan, Shenzhen 518000, China

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: +86 15601666822

__________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2016, Sino Fortune Holding Corporation (the “Company”) entered into an amendment to the share exchange agreement dated May 13, 2016 with Benefactum Alliance Holdings Company Limited, a British Virgin Islands company and all the shareholders of Benefactum Alliance Holdings Company Limited (the “Amendment”) to amend, amongst other things, the number of shares of the Company being issued in exchange for all the shares of Benefactum Alliance Holdings Company Limited and the extend the closing date for the transaction.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description

10.1	Amendment to Share Exchange Agreement dated September 14, 2016*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sino Fortune Holding Corporation
Date: September 14, 2016
	By:	/s/ XIE JING
XIE JING
Principal Executive, Financial Officer and Chief Accounting Officer